Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-229085) pertaining to the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan of our report dated May 31, 2024, with respect to the 2023 financial statement of the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

/s/ Hancock Askew & Co., LLP

Peachtree Corners, Georgia
June 6, 2025